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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        MORGAN STANLEY DEAN WITTER & CO.

             (Exact name of registrant as specified in its charter)

              Delaware                                 36-3145972
-------------------------------------      ------------------------------------
    (State of incorporation or             (I.R.S. Employer Identification No.)
           organization)

 1585 Broadway, New York, New York                        10036
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  (Address of principal executive                      (Zip Code)
              offices)

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
    If this Form relates to the registration of a               If this Form relates to the registration of a
    class of securities pursuant to Section 12(b) of            class of securities pursuant to Section 12(g)
    the Exchange Act and is effective pursuant to               of the Exchange Act and is effective pursuant
    General Instruction A.(c), check the following              to General Instruction A.(d), check the
    box.    |X|                                                 following box.    |_|
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Securities Act registration file number to which this form relates: 333-47576

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                        Name of Each Exchange on Which
    to be so Registered                        Each Class is to be Registered
    -------------------                        ------------------------------

    PHARMACEUTICAL BASKET OPPORTUNITY          THE AMERICAN STOCK EXCHANGE LLC
    EXCHANGEABLE SECURITIES DUE 2031           PHILADELPHIA STOCK EXCHANGE, INC.



Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            The title of the class of securities to be registered hereunder is:
"Pharmaceutical Basket Opportunity eXchangeablE SecuritiesSM" due October 30, 2031, Exchangeable for a Cash Amount Based on the Closing Prices of the Underlying Stocks of the AMEX Equal Weighted Pharmaceutical Index (the "Pharmaceutical BOXES(SM)"). A description of the Pharmaceutical BOXES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of the Pharmaceutical BOXES" contained in the final prospectus supplement dated November 20, 2001 to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which contains the final terms and provisions of the Pharmaceutical BOXES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

ITEM 2.   EXHIBITS

          The following documents are filed as exhibits hereto:

          4.1  Proposed form of Global Note evidencing the Pharmaceutical BOXES.



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                                    SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    MORGAN STANLEY DEAN WITTER & CO.
                                    (Registrant)

Date:  November 20, 2001            By: /s/ Martin M. Cohen
                                       --------------------------------
                                       Name:  Martin M. Cohen
                                       Title: Assistant Secretary and Counsel



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                                INDEX TO EXHIBITS

Exhibit No.                                                          Page No.
----------                                                           --------

4.1   Proposed form of Global Note evidencing the Pharmaceutical BOXES.  A-1





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